Exhibit 10.5

FIRST AMENDMENT TO

VIRPAX PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

WHEREAS, Virpax Pharmaceuticals, Inc. (the “Company”) maintains the Amended and Restated 2017 Equity Incentive Plan (the “Plan”) for the benefit of Eligible Persons (as defined in the Plan); and

WHEREAS, pursuant to the authority set forth in Section 18.2 of the Plan, the Company may make certain amendments to the Plan at any time by action of the Board of Directors of the Company (the “Board); and

WHEREAS, the Board, by and through a resolution dated April 25, 2020 (the “2020 Resolution”), authorized and approved the amendment of the Plan as set forth herein.

NOW, THEREFORE, effective as of April 25, 2020, the Plan is hereby amended as hereinafter set forth:

1.	Section 6.1(a) of the Plan is hereby amended and restated to read as follows:

(a)    Grant upon Initial Election. The Company shall grant Stock Options to purchase up to 100,000 shares of Common Stock, in such amount as is determined by the Committee, to each Non-Employee Director at the time such director is first appointed or elected to the Board. Subject to Section 7.4, each Stock Option granted pursuant to this Section 6.1(a) shall be exercisable as to 100% of the number of shares of Stock covered thereby on the twelve-month anniversary of the grant date, and shall have an exercise price equal to 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

2.	The “Plan History” table is amended and restated as follows:

Date approved by Board	Date Approved by Stockholders, if necessary	Description of Action Taken
5/20/2017	5/21/2017	Initial Approval of Plan
5/21/2018	6/6/2018	Amendment and Restatement
4/25/2020	N/A	First Amendment to Amended and Restated Plan

3.	Full Force and Effect. All terms, covenants and conditions of the Plan shall remain the same and continue in full force and effect and shall be deemed unchanged, except as such terms, covenants and conditions have been amended or modified by this Amendment.

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IN WITNESS WHEREOF, the Company has executed this Amendment as of the day and year set forth below.

Executed this 25 day of April, 2020.

VIRPAX PHARMACEUTICALS, INC.

By:	/s/ Anthony P. Mack
Name: Anthony P. Mack
Title: Chairman & CEO